EXHIBIT 99.1

                                                          ----------------------
                                                          Stock Offering Expires
                                                                12:00 noon
                                                            ____________, 2001
                                                          ----------------------

BUCS Financial Corp                                                 Stock Center
(Proposed Holding Company for BUCS Federal Bank)                (410) ___ - ____

                                STOCK ORDER FORM
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Number of Shares
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   Number of Shares              Purchase Price                Total Payment Due
  ------------------                                          ------------------
                         X          $10.00
  ------------------                                          ------------------

The minimum number of shares that may be subscribed for is 25 and the maximum number you may purchase together with related entities or persons acting with you in the conversion is 12,500 shares. Management has the discretion to increase or decrease the purchase limit within regulations. Orders of $25,000 or more must be paid by BUCS Federal account withdrawals, certified funds, cashier's check or money order.
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Method of Payment
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
|_| Enclosed is a check or money order made payable to BUCS Federal for $____________.*Do not mail cash.
                                                   * Please take cash payment in person to BUCS Federal.

o I authorize BUCS Federal to withdraw the indicated amounts from the following BUCS Federal accounts and understand that the amounts will not otherwise be available for withdrawal.

  Account Number      |Amount
----------------------|---------------
                      | $              (Call  the  Stock  Center for IRA transactions.)
----------------------|---------------
                        $               There will be no penalty for early withdrawals of
----------------------|---------------  funds used to order stock.
                      | $
----------------------|---------------
    Total Withdrawal  | $
--------------------------------------

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Purchaser Information
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|_|  Check here if you are a director,  officer or employee of BUCS Federal or a member of their immediate families in the same household.
|_| Check here if you were a depositor with $ 50.00 or more on February 28, 1998, September 30, 2000, or __________, 2000. If you check this box, please  enter all your account  information  for each of these dates below:
     (If you need additional space, please attach a separate sheet.)
|_| I am not acting in concert with any other persons purchasing stock in the conversion nor are any of my associates purchasing stock.
|_| I am acting in concert with the following purchasers and/or the following purchasers are my associates: ____________________________________________
     _______________________________, _______________________________.
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Stock Registration
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Please  review the  guidelines  on the back of this form.  Print the  name(s) in
which  you  want  the  stock   registered  and  the  mailing   address  for  the
registration. Names must appear exactly as on your account at BUCS Federal if you are subscribing as an Eligible Account Holder, Supplemental Account Holder
or Other Member. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.
                 -----------------------------------------




Form of ownership: Please check one.

|_|  Individual                 |_| Tenants in common            |_| Uniform Transfers to Minors Act
|_|  Joint Tenants              |_| Corporation or partnership   |_| Uniform Gifts to Minors Act
|_|  Other _________________                                     |_| Fiduciary _____________________
            please specify                                                        adoption date
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Name                                   Evening Telephone
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Name                                   Daytime Telephone
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Street Address                         County of Residence
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City                                   State Social Security or TaxpI.D. No.
----------------------------------------------------------------------------------------------------

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NASD Affiliation
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Please read the NASD Affiliation section on the reverse side of this form:
Check if applicable and initial where indicated .

|_| Check here if you are a member of the National Association of Securities Dealers Inc. (NASD) or a person associated with an NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. In accordance with the conditions for an exception from the interpretation, I agree (i) not to sell, transfer or hypothecate this stock for a period of 90 days following issuance and
     (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment of the stock.

                                          *____________________________(Initial)
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NOTE:Failure  to list all of your  accounts  may  result in fewer  shares  being allocated to you in the event of an over subscription.

       Name('s) on Account(s)                             Account Number
-----------------------------------------------------|--------------------------
-----------------------------------------------------|--------------------------
-----------------------------------------------------|--------------------------
-----------------------------------------------------|--------------------------
-----------------------------------------------------|--------------------------
-----------------------------------------------------|--------------------------
-----------------------------------------------------|--------------------------
-----------------------------------------------------|--------------------------
-----------------------------------------------------|--------------------------
                   PLEASE DATE AND SIGN ON THE OPPOSITE SIDE.

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Guidelines For Registering Stock
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     For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registrations which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your BUCS Financial Corp stock should be registered, see your legal advisor.

     To ensure correct registration, please follow the instructions for the ownership you select:
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GENERAL INSTRUCTIONS:
* Include the first name, middle initial, and last name of each person listed. Avoid the use of an initial in place of the first name.
*    Do not use titles such as ("Mr.," "Mrs.," "Dr.," etc.)
* Omit words that do not affect ownership rights such as "special account" "personal property," etc.
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INDIVIDUAL: Instructions: Print the first name, middle initial, and last name of the person in whose name the stock is to be registered. You may not list beneficiaries for this ownership.
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JOINT TENANTS:  Joint Tenancy with Right of Survivorship  identifies two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

Instructions: Print the first name, middle initial, and last name of each joint tenant. You may not list beneficiaries for this ownership.
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TENANTS IN COMMON: Tenants in Common identifies two or more persons as owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).

Instructions:  Print  the  first  name,  middle  initial,  and last name of each
co-tenant.   You   may  not   list   beneficiaries   for   this   ownership.   .
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FIDUCIARIES: Generally, fiduciary relationships (such as Conservatorship,  Legal
Trust, Guardianship, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as conservator, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.)

In the blank above "Adoption Date," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will. EXAMPLE OF A FIDUCIARY REGISTRATION: John D. Smith Trustee for Tom A. Smith Under Agreement Dated 6/6/74.

PLEASE NOTE THAT "TOTTEN TRUST" AND "PAYABLE ON DEATH" OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK. For example, stock cannot be registered as "John Doe Trustee for Jane Doe" or "John Doe Payable on Death to Jane Doe."
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
UNIFORM GIFTS TO   For Maryland residents and residents of many states, stock may be held in the name of a custodian for the benefit
MINORS ACT/        of a minor under the Uniform  Transfers to Minors Act. For residents of some other states, stock may be held in a
UNIFORM  TRANSFERS similar type of ownership under the Uniform Gifts to Minors  Act of the  individual states. For either ownership,
TO MINORS:         the minor is the actual owner of the stock with the adult custodian being responsible for  the  investment  until the minor reaches legal age.

Instructions: If you are a Maryland resident and wish to register stock in this ownership, check "Uniform Transfers to Minors Act." For other states, see your legal advisor if you are unsure about the correct registration of your stock.

On the first "NAME" line, print the first name, middle initial, and last name of the custodian with the abbreviation "CUST" after the name.

Print the first name, middle initial, and last name of the minor on the second "NAME" line.

Only one custodian and one minor may be designated.
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NASD AFFILIATION:  Please refer to the NASD AFFILIATION statement on the face of this form. If applicable, initial where indicated and check the box. The National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the "Interpretation") restricts the sale of a "hot issue" (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.
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Acknowledgments
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Sign and date the order form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. Your order will be filled according to the provisions of the Plan of Conversion as described in the Prospectus.

I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT FEDERALLY INSURED e AND IS NOT GUARANTEED BY BUCS FEDERAL OR THE FEDERAL GOVERNMENT.

I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of BUCS Financial Corp and acknowledge the terms and e conditions described therein. The Prospectus that I (we) received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. These risks include, among others:

o    future changes in interest rates which may reduce our profits;
o increase in commercial business loans and consumer lending which carry a greater risk than residential loans;
o decreased return on equity and increased expenses immediately after the conversion which may negatively affect the price of our stock;
o expenses of our stock-based benefit plans which will increase our overall expenses;
o anti-takeover provisions in our articles of incorporation that could discourage takeover attempts;
o    amount of ownership and control of our stock by our officers and directors;
o possible downturn in local economy and competition which could hurt our profitability;
o    lack of an active market for our stock;
o adoption of financial institution regulations that could reduce our profitability; and
o risk that the price of our stock will not increase to a level comparable to other publicly traded financial institution holding companies.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Office of Thrift Supervision Regional Director for the Southeast Region, at (404) 888-0771.

I (we) understand that, after receipt by BUCS Financial Corp this order may not be modified or withdrawn without the consent of BUCS Financial Corp or BUCS Federal. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I (we) certify that: (1) the Social Security Number or Tax Identification Number given above is correct; and (2) I (we) am (are) not subject to backup withholding. Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to withholding because of under-reporting interest or dividends on your tax return.

I understand that by executing this order I do not waive any rights afforded to me by the Securities Act of 1933 or the Securities Exchange Act of 1934.


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ALL INDIVIDUALS IN ORDER MUST SIGN.        Signature                                       Date



                                           ----------------------------------------------------------
                                           Additional Signature (if required)              Date


                       THIS ORDER NOT VALID UNLESS SIGNED
                 FOR ASSISTANCE, PLEASE CALL OUR STOCK CENTER AT
                      (410) ___-____ (BUCS FINANCIAL CORP)
              FROM __:00 A.M. TO __:00 P.M., MONDAY THROUGH FRIDAY